EXHIBIT 99.1

Northern Technologies International Corporation Reports Increased Sales for Second Quarter Fiscal 2013

MINNEAPOLIS, April 11, 2013 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (Nasdaq:NTIC) today reported its financial results for second quarter of fiscal 2013. Highlights of NTIC's financial and operating results include:

  NTIC's consolidated net sales increased 5.5% and 7.5% during the three and six months ended February 28, 2013, respectively, compared to the three and six months ended February 29, 2012. These increases were primarily a result of increased demand and sales of Natur-Tec® products and ZERUST® rust and corrosion inhibiting packaging products and services.

  Net sales of Natur-Tec® products increased 32.8% and 31.8% during the three and six months ended February 28, 2013 compared to the three and six months ended February 29, 2012. These increases were due to increased sales to Natur-Tec® distributors in the United States.

  Net income attributable to NTIC decreased 28.3%, to $434,410, or $0.10 per diluted common share, for the three months ended February 28, 2013 compared to $606,193, or $0.14 per diluted common share, for the three months ended February 29, 2012. Net income attributable to NTIC decreased 47.3%, to $824,032, or $0.18 per diluted common share, for the six months ended February 28, 2013 compared to $1,564,950, or $0.35 per diluted common share, for the six months ended February 29, 2012. These decreases were primarily the result of increases in operating expenses and income tax expense.

"In the second quarter of fiscal 2013, NTIC continued to enjoy top-line sales growth, as we expanded our supply to several large new customers in both our ZERUST® Industrial as well as our Natur-Tec® businesses. In direct correlation to this sales growth, however, we continued to incur start-up costs as we fully ramped up production on a broad range of new products.  This, along with higher income tax expenses, adversely impacted our earnings. We believe, however, that we should start to see the bottom-line benefit of these new business opportunities on next quarter's bottom line," said G. Patrick Lynch, President and Chief Executive Officer of NTIC. "Overall revenues from our international joint venture operations continued to remain stagnant," continued Lynch, "with the Euro zone's economic slowdown and political instability threatening Asia."

During the three and six months ended February 28, 2013, 89.8% and 90.2% of NTIC's consolidated net sales, respectively, were derived from sales of ZERUST® products and services, which increased 3.1% and 5.3% to $4,710,412 and $9,505,695 during the three and six months ended February 28, 2013, respectively, compared to $4,570,779 and $9,023,425 during the three and six months ended February 29, 2012, respectively, due to increased demand from existing customers and the addition of new customers. NTIC has focused its sales efforts of ZERUST® products and services by strategically targeting customers with specific corrosion issues in new market areas, including the oil and gas industry and other industrial sectors that offer sizable growth opportunities. NTIC's consolidated net sales for the three and six months ended February 28, 2013 included $579,655 and $1,131,469, respectively, of sales made by Zerust Brazil, and of those sales, $149,257 and $189,642, respectively, in sales were made to the oil and gas industry in Brazil. Overall demand for ZERUST® products and services depends heavily on the overall health of the markets in which NTIC sells its products, including in particular the automotive market.

During the three and six months ended February 28, 2013, 10.2% and 9.8%, of NTIC's consolidated net sales were derived from sales of Natur-Tec® products compared to 8.1% and 8.0% during the three and six months ended February 29, 2012, respectively. Net sales of Natur-Tec® products increased 32.8% and 31.8% during the three and six months ended February 28, 2013 compared to the three and six months ended February 29, 2012. These increases were due to increased sales to Natur-Tec® distributors in the United States.

Lynch added that, "We continue to add oil and gas industry companies to our list of customers in several countries, including the United States. However, it has come to our attention based on recent discussions with Petrobras that Petrobras intends to place a larger number of smaller orders on a quarterly basis rather than one large order with respect to our phase 3 contract. As a result, we now anticipate that the revenues from the phase 3 contract will be recognized more evenly on a quarterly basis during the remainder of fiscal 2013 and fiscal 2014 as opposed to in one large purchase order prior to the end of fiscal 2013. This adversely impacts our revenue and earnings guidance for fiscal 2013; and therefore, we have adjusted our revenue and earnings guidance accordingly."

NTIC's equity in income of joint ventures decreased 7.0% and 11.2% to $1,138,438 and $2,292,734, respectively, during the three and six months ended February 28, 2013 compared to $1,224,675 and $2,582,355 during the three and six months ended February 29, 2012, which was primarily a result of the consolidation of NTI Asean.

NTIC recognized a 36.4% and 31.9% increase in fees for services provided to joint ventures during the three and six months ended February 28, 2013 compared to the three and six months ended February 29, 2012, respectively. These increases were primarily a result of the consolidation of fees for services earned by NTI Asean which are included in the current fiscal year periods, but not in the prior fiscal year periods. Fees for services provided are a function of the net sales of NTIC's joint ventures which were $26,722,201 and $54,247,135 during the three and six months ended February 28, 2013 compared to $25,997,430 and $54,792,662 for the three and six months ended February 29, 2012. Total net sales of NTIC's joint ventures were adversely affected in part by the European economic slowdown, which NTIC believes adversely affected the net sales of NTIC's European joint ventures. Sales of NTIC's joint ventures are not included in NTIC's product sales and are not combined with NTIC's sales in NTIC's consolidated financial statements or in any description of NTIC's sales.

NTIC's total operating expenses increased 8.4%, or $561,289, to $7,279,585 during the six months ended February 28, 2013 compared to the six months ended February 29, 2012. This increase was primarily the result of increases in selling expenses, general and administrative expenses and expenses incurred in support of joint ventures, research and development expenses, and overall reflected NTIC's efforts to support its new business efforts.

Net income attributable to NTIC decreased 28.3%, to $434,410, or $0.10 per diluted common share, for the three months ended February 28, 2013 compared to $606,193, or $0.14 per diluted common share, for the three months ended February 29, 2012. Net income attributable to NTIC decreased 47.3%, to $824,032, or $0.18 per diluted common share, for the six months ended February 28, 2013 compared to $1,564,950, or $0.35 per diluted common share, for the six months ended February 29, 2012. These decreases were primarily the result of increases in operating expenses and income taxes. NTIC anticipates that its quarterly net income will remain subject to significant volatility primarily due to the financial performance of its joint ventures and sales of its ZERUST® products and services into the oil and gas industry and Natur-Tec® bioplastics products, which sales fluctuate more on a quarterly basis than the traditional ZERUST® business.

NTIC's working capital was $14,589,567 at February 28, 2013, including $4,261,145 in cash and cash equivalents compared to $10,060,081 at August 31, 2012, including $4,137,547 in cash and cash equivalents.

Outlook

NTIC previously supplied $3.1 million in ZERUST® products to Petrobras off of a Phase 2 contract, most of which was delivered in one $2.5 million order for product that Petrobras warehoused prior to utilizing the product. During first quarter of fiscal 2013, Zerust Brazil signed a Phase 3 contract with Petrobras to supply $3.7 million in ZERUST® products. Based on past orders from Petrobras, specifically from the phase 2 contract, NTIC had anticipated that Petrobras would be placing one large order associated with the phase 3 contract during the third or fourth quarters of fiscal 2013 and built this into NTIC's annual financial guidance for fiscal 2013. However, in discussing the timing and order size of the product associated with this contract, NTIC now believes that Petrobras intends to place a larger number of smaller orders on a quarterly basis rather than one large order. As a result, NTIC now anticipates that the revenues from the phase 3 contract will be recognized more evenly on a quarterly basis during the remainder of fiscal 2013 and fiscal 2014. This decreases some of the volatility in our expected revenues and earnings, however, it also adversely impacts our anticipated fiscal 2013 revenues and earnings.

As a result of this change in order size, NTIC is updating is previous guidance and now expects that its net sales will range between $24.0 million and $25.0 million, inclusive of sales made by NTIC's majority-owned subsidiary in Brazil, for the fiscal year ending August 31, 2013. Additionally, NTIC expects that its net income attributable to NTIC to range between $2.7 million and $3.0 million, or between $0.62 and $0.68 per diluted common share, for the fiscal year ending August 31, 2013.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for second quarter of fiscal 2013 and its future outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC's website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 14202009.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 55 countries either directly or via a network of majority-owned subsidiaries, joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 35 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC's expectations regarding its future financial performance and other statements that can be identified by words such as "believes," "anticipates," "expects," "intends," "continue," "potential," "outlook," "will," "would," "should," "guidance" or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; timing of NTIC's receipt of purchase orders under supply contracts; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 28, 2013 (UNAUDITED)
AND AUGUST 31, 2012 (AUDITED)

	February 28, 2013	August 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,261,145	$4,137,547
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $20,000 at February 28, 2013 and August 31, 2012	2,752,750	2,516,961
Trade joint ventures	982,009	734,543
Fees for services provided to joint ventures	2,437,920	1,316,933
Income taxes	109,677	58,129
Inventories	5,153,531	4,151,197
Prepaid expenses	640,286	548,331
Deferred income taxes	596,085	596,085
Total current assets	16,933,403	14,059,726

PROPERTY AND EQUIPMENT, NET	4,182,735	4,288,618

OTHER ASSETS:
Investments in joint ventures	22,189,562	21,461,492
Deferred income taxes	1,030,610	1,030,610
Patents and trademarks, net	1,027,097	961,181
Other	76,000	76,000
Total other assets	24,323,269	23,529,283
Total assets	$45,439,407	$41,877,627

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of note payable	77,090	76,120
Accounts payable	1,254,432	1,818,309
Accrued liabilities:
Payroll and related benefits	623,830	1,565,866
Deferred joint venture royalties	288,000	288,000
Other	100,484	251,350
Total current liabilities	2,343,836	3,999,645

NOTE PAYABLE, NET OF CURRENT PORTION	894,384	933,413

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000 shares; issued and outstanding 4,418,821 and 4,403,656, respectively	88,376	88,073
Additional paid-in capital	11,399,966	11,130,966
Retained earnings	26,084,067	25,260,034
Accumulated other comprehensive income	618,099	277,583
Stockholders' equity	38,190,508	36,756,656
Non-controlling interest	4,010,679	187,913
Total equity	42,201,187	36,944,569
Total liabilities and equity	$45,439,407	$41,877,627

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2013 AND FEBRUARY 29, 2012

	Three Months Ended		Six Months Ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
NET SALES:
Net sales, excluding joint ventures	$ 4,485,203	$ 4,125,618	$ 9,255,590	$ 8,403,261
Net sales, to joint ventures	761,147	848,710	1,282,507	1,403,181
Total net sales	5,246,350	4,974,328	10,538,097	9,806,442

Cost of goods sold	3,633,913	3,480,082	7,324,885	6,689,558
Gross profit	1,612,437	1,494,246	3,213,212	3,116,884

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,138,438	1,224,675	2,292,734	2,582,355
Fees for services provided to joint ventures	1,770,881	1,298,126	3,617,158	2,743,378
Total joint venture operations	2,909,319	2,522,801	5,909,892	5,325,733

OPERATING EXPENSES:
Selling expenses	1,174,065	1,014,082	2,345,160	2,122,568
General and administrative expenses	1,143,987	1,100,812	2,392,683	2,370,825
Expenses incurred in support of joint ventures	321,456	235,557	691,143	435,821
Research and development expenses	912,393	974,777	1,850,599	1,789,082
Total operating expenses	3,551,901	3,325,228	7,279,585	6,718,296

OPERATING INCOME	969,855	691,819	1,843,519	1,724,321

INTEREST INCOME	22,288	12,631	47,634	20,691
INTEREST EXPENSE	(6,988)	(7,284)	(13,462)	(13,250)
OTHER INCOME	—	6,825	—	13,650

INCOME BEFORE INCOME TAX EXPENSE	985,155	703,991	1,877,691	1,745,412

INCOME TAX EXPENSE	240,000	100,000	374,000	206,000

NET INCOME	745,155	603,991	1,503,691	1,539,412

NET INCOME ATTRIBUTABLE TO NON CONTROLLING INTEREST	310,745	(2,202)	679,659	(25,538)

NET INCOME ATTRIBUTABLE TO NTIC	$ 434,410	$ 606,193	$ 824,032	$ 1,564,950

NET INCOME PER COMMON SHARE:
Basic	$ 0.10	$ 0.14	$ 0.19	$ 0.36
Diluted	$ 0.10	$ 0.14	$ 0.18	$ 0.35

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,418,821	4,398,356	4,409,954	4,366,932
Diluted	4,485,076	4,466,435	4,460,197	4,440,001

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2013 AND FEBRUARY 29, 2012

	Three Months Ended		Six Months Ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
NET INCOME	$ 745,155	$ 603,991	$ 1,503,691	$ 1,539,412
OTHER COMPREHENSIVE INCOME (LOSS) - FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(25,641)	(65,805)	395,544	(1,253,876)

COMPREHENSIVE INCOME (LOSS)	719,514	538,186	1,899,235	285,536
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	331,252	300	734,687	(32,842)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO STOCKHOLDERS	$ 388,262	$ 537,886	$ 1,164,548	$ 318,378

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED FEBRUARY 28, 2013 AND FEBRUARY 29, 2012

	Six Months Ended
	February 28, 2013	February 29, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 1,503,691	$ 1,539,412
Adjustments to reconcile net income to net cash used in operating activities:
Expensing of fair value of stock options vested	137,550	145,046
Depreciation expense	211,874	163,171
Amortization expense	35,122	77,493
Loss on disposal of assets	13,845	—
Equity in income from joint ventures	(2,292,734)	(2,582,355)
Changes in current assets and liabilities:
Receivables:
Trade, excluding joint ventures	(223,731)	(290,512)
Trade, joint ventures	(247,466)	(316,174)
Fees for services receivables, joint ventures	221,099	164,795
Income taxes	(51,111)	(822)
Inventories	(990,720)	(111,041)
Prepaid expenses and other	(91,869)	(425,711)
Accounts payable	(574,037)	(902,749)
Income tax payable	(2,748)	(51,921)
Accrued liabilities	(1,094,446)	(198,639)
Net cash used in operating activities	(3,445,681)	(2,790,007)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in joint ventures	—	—
Dividends received from joint ventures	2,953,435	3,036,344
Additions to property and equipment	(102,259)	(80,698)
Effect of NTI Asean consolidation on cash (Note 2)	1,612,768	—
Additions to patents	(114,882)	(85,176)
Net cash provided by investing activities	4,349,062	2,870,470

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable	(38,059)	(38,059)
Dividend received by non-controlling interest	(872,841)	—
Proceeds from employee stock purchase plan	28,938	22,414
Proceeds from exercise of stock options	102,815	15,040
Net cash provided by financing activities	(779,147)	(605)

EFFECT OF EXCHANGE RATE CHANGES ON CASH:	(636)	(10,422)

NET INCREASE IN CASH AND CASH EQUIVALENTS	123,598	69,436
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,137,547	3,266,362

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,261,145	$3,335,798
CONTACT: Investor and Media Contacts:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600